UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
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HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of
Proxy Materials for the Hewlett-Packard Company
Annual Meeting of Stockholders to Be Held on March 17, 2010

This notice is to inform you that the proxy materials for the Hewlett-Packard Company 2010 Annual Meeting of Stockholders, including the 2009 Annual Report and the proxy statement, are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request paper or e-mail copies. Information about the Annual Meeting, including the items to be voted on, is provided on the reverse side of this notice.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, please have this notice available and visit:

www.eproxyaccess.com/hpq2010

Once you have reviewed the proxy materials, you may vote your proxy over the Internet at:

www.proxyvotenow.com/hpq2010

Please have this notice available when you access the voting website. Follow the instructions on the screen to log into the website to vote. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one by following the instructions below:

Internet – Access the Internet and go to www.eproxyaccess.com/hpq2010.

Telephone – Call us free of charge at 1-866-594-5266 from within the United States or Canada.

E-mail – Send us an e-mail at hp@eproxyaccess.com, using the control number above as the subject line, and state whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting only or all future meetings.

There is no charge to you for requesting a copy. Please make your request for a copy as instructed above on or before March 5, 2010, to facilitate timely delivery.

Hewlett-Packard Company

Notice of Annual Meeting of Stockholders

The 2010 Annual Meeting of stockholders of Hewlett-Packard Company will be held on Wednesday, March 17, 2010, at 2:00 p.m., local time, at the Computer History Museum, 1401 N. Shoreline Boulevard, Mountain View, California.

The matters intended to be acted upon at the meeting are listed below:

1.     Election of directors: Marc L. Andreessen, Lawrence T. Babbio, Jr., Sari M. Baldauf, Rajiv L. Gupta, John H. Hammergren, Mark V. Hurd, Joel Z. Hyatt, John R. Joyce, Robert L. Ryan, Lucille S. Salhany, and G. Kennedy Thompson.

2.     Proposal to ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2010.

3.     Proposal to approve the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan.

4.     Proposal to conduct an annual advisory vote on executive compensation.

5.     To consider such other business as may properly come before the meeting.

The Board of Directors recommends that you vote FOR the election of each of the nominees for director, FOR the ratification of the appointment of the independent registered public accounting firm for the 2010 fiscal year, FOR approval of the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan and FOR an annual advisory vote on executive compensation.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions on the reverse side of this notice.

These items of business are more fully described in the proxy materials relating to the Annual Meeting. Follow the instructions on the reverse side of this notice to view the proxy materials and vote over the Internet or to request a paper or e-mail copy of the proxy materials. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

You are entitled to vote at the Annual Meeting only if you were a stockholder of Hewlett-Packard Company as of the close of business on January 19, 2010, which is the record date for the Annual Meeting.

If you are a stockholder as of the record date, you are invited to attend the Annual Meeting, and you may vote in person. Directions to attend the meeting and meeting admission information can be found on our website at www.hp.com/investor/stockholdermeeting2010/directions.